Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer
Senior Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q2 EARNINGS

HIGHER THAN PRIOR GUIDANCE AND LAST YEAR,

AND INCREASES GUIDANCE FOR FULL YEAR FISCAL 2010

•	Q2 GAAP Diluted Earnings Per Share (EPS) of $0.42, Compared to Prior GAAP EPS Guidance of Diluted Earnings Per Share of $0.18-$0.31, and Last Year Q2 EPS (Before Goodwill Impairment Expense) of $0.25

•	Q2 Non-GAAP Adjusted Diluted Earnings Per Share of $0.61, Compared to Prior Non-GAAP EPS Guidance of Diluted Earnings Per Share of $0.33-$0.45, and Last Year Q2 Non-GAAP Adjusted Diluted EPS of $0.30

•	Projected Full Year Fiscal 2010 GAAP Diluted EPS of $2.15-$2.50, Compared to Prior GAAP EPS Guidance of $2.10-$2.45, and Fiscal 2009 Diluted EPS (Before Goodwill Impairment Expense) of $1.60

•	Projected Full Year Fiscal 2010 Non-GAAP Adjusted Diluted EPS of $2.93-$3.28, Compared to Prior Non-GAAP Adjusted EPS Guidance of $2.74-$3.09, and Fiscal 2009 Adjusted Diluted EPS of $1.98

Philadelphia, PA, April 28, 2010 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the second quarter of fiscal 2010, which ended March 31, 2010, with its second quarter diluted earnings per share exceeding both its prior earnings guidance and its prior year second quarter earnings results. The Company also increased its earnings guidance for the full year fiscal 2010.

Second Quarter Fiscal 2010 Financial Results

•

GAAP net income for the second quarter of fiscal 2010 was $2.6 million, or $0.42 per share (diluted), a significant improvement compared to adjusted net income before goodwill impairment expense of $1.5 million, or $0.25 per share (diluted) for the second quarter of fiscal 2009. GAAP net loss for the second quarter of fiscal 2009 was $(1.9) million, or $(0.32) per share (diluted), which included a $3.4 million

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 2

non-cash goodwill impairment charge. This second quarter fiscal 2010 GAAP earnings performance was better than the Company’s guidance, provided in its January 28, 2010 press release, of GAAP diluted earnings per share of between $0.18 and $0.31.

•

Non-GAAP adjusted net income (before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the second quarter of fiscal 2010 was $3.8 million, or $0.61 per share (diluted), a significant improvement from the comparably adjusted non-GAAP net income for the second quarter of fiscal 2009 of $1.8 million, or $0.30 per share (diluted). This second quarter fiscal 2010 non-GAAP adjusted earnings performance was better than the Company’s guidance, provided in its January 28, 2010 press release, of non-GAAP adjusted diluted earnings per share of between $0.33 and $0.45.

•

Adjusted EBITDA was $9.6 million for the second quarter of fiscal 2010, an increase of 16% over the $8.3 million of Adjusted EBITDA for the second quarter of fiscal 2009. Adjusted EBITDA is defined in the financial tables at the end of this press release.

•

Adjusted EBITDA before restructuring and other charges was $11.1 million for the second quarter of fiscal 2010, an increase of 34% over the $8.3 million of Adjusted EBITDA before restructuring and other charges for the second quarter of fiscal 2009.

•

Net sales for the second quarter of fiscal 2010 increased 0.8% to $131.1 million from $130.1 million for the second quarter of fiscal 2009 and were within the Company’s guidance range of $129.5 to $132.0 million provided in January. The increase in sales for the second quarter of fiscal 2010 compared to fiscal 2009 resulted primarily from increased sales from the Company’s leased department and licensed relationships, including sales due to the re-launch of the exclusive Two Hearts® Maternity collection in Sears® and Kmart® stores in October 2009, and increased Internet sales, partially offset by a decrease in comparable store sales.

•

Comparable store sales decreased 6.5% during the second quarter of fiscal 2010, within the guidance range of down 5.0% to 7.5% we provided in January. For the second quarter of fiscal 2009, our comparable store sales decreased 2.8% on a reported calendar-month basis, and decreased approximately 0.8% after adjusting for the 2008 leap year impact and the later timing of Easter in 2009 vs. 2008.

First Six Months of Fiscal 2010 Financial Results

•

GAAP net income for the first six months of fiscal 2010 was $3.9 million, or $0.62 per share (diluted), a significant improvement compared to adjusted net income before goodwill impairment expense of $1.6 million, or $0.26 per share (diluted) for the first six months of fiscal 2009. GAAP net loss for the first six months of fiscal 2009 was $(48.8) million, or $(8.17) per share (diluted), which included a $50.4 million non-cash goodwill impairment charge.

•

Non-GAAP adjusted net income (before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the first six months of fiscal 2010 was $7.7 million, or $1.23 per share (diluted), a significant improvement from the comparably adjusted non-GAAP net income for the first six months of fiscal 2009 of $2.4 million, or $0.40 per share (diluted).

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 3

•	Adjusted EBITDA was $17.5 million for the first six months of fiscal 2010, an increase of 21% over the $14.4 million of Adjusted EBITDA for the first six months of fiscal 2009.

•

Adjusted EBITDA before restructuring and other charges was $22.7 million for the first six months of fiscal 2010, an increase of 57% over the $14.4 million of Adjusted EBITDA before restructuring and other charges for the first six months of fiscal 2009.

•

Net sales for the first six months of both fiscal 2010 and 2009 were $264.9 million. Sales for the first six months of fiscal 2010 compared to fiscal 2009 reflect primarily increased sales from the Company’s leased department and licensed relationships, and increased Internet sales, offset by a decrease in comparable store sales.

•	Comparable store sales decreased 6.2% during the first six months of fiscal 2010 versus a comparable store sales decrease of 1.5% during the first six months of fiscal 2009.

Trailing Twelve Months Financial Results

•	For the trailing twelve months ended March 31, 2010, Adjusted EBITDA was $41.8 million and Adjusted EBITDA before restructuring and other charges was $48.5 million.

•

For the trailing twelve months ended March 31, 2010, GAAP net income was $12.0 million, or $1.94 per share (diluted) and non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) was $17.3 million, or $2.79 per share (diluted).

Restructuring and Other Charges

•

The Company implemented a significant restructuring and cost reduction program, with the objectives of continuing to improve and simplify critical processes and reduce its expense structure. The Company has substantially completed the planned activities of the initiative and incurred $3.6 million of pretax expense related to this initiative in the first six months of fiscal 2010, of which $1.1 million was incurred in the second quarter. This initiative resulted in pretax savings of approximately $12 million in fiscal 2009, with incremental pretax savings of approximately $8 to $10 million projected for fiscal 2010. The Company projects total annualized pretax savings of approximately $25 to $29 million in fiscal 2011 as a result of this initiative, which includes the savings realized in fiscal 2009 and the incremental projected savings for fiscal 2010. This $25 to $29 million projected savings range is $2 million higher than our prior projected savings range.

•

In addition, the Company recorded pretax charges of $1.7 million in the first six months of fiscal 2010, of which $0.4 million was incurred in the second quarter, associated with the previously disclosed planned retirement of the Company’s President and Chief Creative Officer in September 2010 and the retirement of the Company’s non-executive Chairman of the Board in January 2010.

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 4

Retail Locations

The table below summarizes store opening and closing activity for the first quarter of fiscal 2010 and 2009, as well as the Company’s store and total retail location count at the end of each fiscal period.

	Second Quarter Ended		Six Months Ended
	3/31/10	3/31/09	3/31/10	3/31/09
Store Openings
Total	4	2	6	9
Multi-Brand Store Openings	4	1	5	3

Store Closings
Total	16	18	21	29
Closings Related to Multi-Brand Store Openings	11	3	13	6

Period End Retail Location Count
Stores	709	734	709	734
Leased Department Locations	979	354	979	354

Total Retail Locations	1,688	1,088	1,688	1,088

The increase in leased department locations at March 31, 2010 versus March 31, 2009 predominantly reflects the opening of 623 Sears and Kmart leased department locations in connection with the October 2009 re-launch of the Two Hearts Maternity collection.

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “We continue to make significant progress in improving the profitability of our business, even in the face of a difficult sales environment, while also pursuing initiatives to drive profitable future growth in sales. Our earnings for the second quarter exceeded the top end of our prior earnings guidance range and were significantly higher than last year, despite our comparable store sales decline. Our improved earnings performance is driven primarily by our continued cost reduction initiatives and strong merchandise gross margin performance, as well as from the growth in sales of our leased and licensed department relationships and increased Internet sales.

“Although we are not at all satisfied with our comparable store sales performance for the quarter, we believe it reflects the negative effect of: (i) the continued difficult overall retail environment, and (ii) our

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 5

relatively stronger comparable store sales performance for the second quarter of last year (down approximately 0.8% after adjusting for the 2008 leap year impact and the later timing of Easter) compared to most apparel retailers. Our sales performance for the second quarter was within our expectations, with our comparable store sales decrease of 6.5% for the quarter within our guidance range of down 5.0% to 7.5% for the quarter, and our total sales of $131.1 million within our sales guidance range of $129.5 to $132.0 million provided in our January press release.

“As we have indicated previously, although we are pleased with our continued progress in improving the profitability of our company, by no means are we satisfied or complacent, especially with regard to our sales performance, and we are keenly focused on initiatives to drive profitable sales growth, as evidenced by the re-launch of our business with Sears, the expansion of our international business, the increased focus on and sales from our Internet business, and the introduction in February of our two new exclusive maternity apparel lines with supermodel Heidi Klum, Lavish By Heidi Klum™ for A Pea in the Pod® and Loved By Heidi Klum™ for Motherhood®.”

Guidance for Fiscal 2010

“Looking forward, we feel very good about our Company’s position and the actions we are taking to continue to improve our profitability, both in the near term and the long term. Given the continued difficult overall economic environment and the uncertainty as to the timing of a recovery in consumer spending, we continue to plan our sales and inventory conservatively. Nonetheless, with our continued tight management of our business, we plan to generate strong earnings and significant free cash flow for the full year fiscal 2010, with our projected earnings range significantly higher than last year and higher than our prior earnings guidance.

“Our financial guidance for the full year fiscal 2010 is as follows:

•	Net sales in the $534.0 to $543.5 million range, representing an increase in sales of between 0.5% and 2.3% versus fiscal 2009 net sales of $531.3 million.

•	Comparable store sales decrease of between 3.0% and 4.7%.

•	Gross margin for fiscal 2010 expected to increase versus fiscal 2009.

•	Total selling, general and administrative (SG&A) expenses are planned to be somewhat lower than fiscal 2009 in dollar terms and as a percentage of net sales, based on the planned range of projected

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 6

fiscal 2010 sales. The projected SG&A expense reduction for the full year primarily results from the Company’s restructuring and cost reduction initiatives, partially offset by certain projected expense increases and additional operating expenses resulting from the Sears and Kmart business launch in October 2009.

•

Operating income in the $26.1 to $29.8 million range, compared to fiscal 2009 operating income, before goodwill impairment charges, of $21.1 million. Operating income before restructuring and other charges is projected in the $32.1 to $35.8 million range, compared to fiscal 2009 operating income, before goodwill impairment charges and restructuring and other charges, of $22.7 million.

•

GAAP diluted earnings per share of between $2.15 and $2.50 per share for fiscal 2010, a projected increase of between 34% and 56% compared to earnings, before goodwill impairment expense, of $1.60 per share (diluted) for fiscal 2009. GAAP earnings per share for fiscal 2009 was a loss of $(6.79) per share, reflecting the goodwill impairment expense of $50.4 million or $8.39 per share. This guidance range for fiscal 2010 GAAP diluted earnings per share of $2.15 to $2.50 is higher than the prior guidance range of $2.10 to $2.45 provided by the Company in its January 28, 2010 press release.

•

Non-GAAP adjusted diluted earnings per common share (before goodwill impairment, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) is projected to be between $2.93 and $3.28 per share for fiscal 2010, a projected increase of between 48% and 66% versus non-GAAP adjusted diluted earnings per share of $1.98 per share for fiscal 2009, and an increase versus the Company’s prior guidance.

•

Adjusted EBITDA in the $44.0 to $47.6 million range, a projected increase of between 13% and 23% compared to the fiscal 2009 Adjusted EBITDA of $38.8 million. Adjusted EBITDA before restructuring and other charges is projected in the $50.0 to $53.6 million range, a projected increase of between 24% and 33% versus the fiscal 2009 figure of $40.2 million.

•

Open approximately 12 to 17 new stores during the year, including approximately 9 to 13 new multi-brand stores, and close approximately 31 to 41 stores, with approximately 22 to 31 of these planned store closings related to openings of new multi-brand stores, including Destination Maternity Superstores.

•

Capital expenditures planned at between $14 and $16 million compared to fiscal 2009 capital expenditures of $12.6 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $9.5 million and $11 million, compared to $8.6 million in fiscal 2009.

•	Inventory at fiscal 2010 year end planned to be slightly lower than fiscal 2009 year end.

•

Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $13 to $18 million for the full year fiscal 2010. This projected free cash flow range for fiscal 2010 is lower than the fiscal 2009 free cash flow of approximately $30 million because of the significant non-recurring cash flow generated in fiscal 2009 from decreased working capital, primarily due to the significant inventory reduction and increase in accrued incentive compensation expense (earned based on fiscal 2009 financial results but paid in early fiscal 2010), compared to the extremely low level of incentive compensation payments made during fiscal 2009 (resulting from weak fiscal 2008 financial performance).

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 7

“Thus far in April, our sales results have been somewhat weaker than originally planned, and thus we expect our comparable store sales for the full month of April to decrease between 5.0% and 6.5%. It is important to note, though, that our inventory remains in good control and our merchandise gross margin this April is higher than last April.

“Our financial guidance for the third quarter of fiscal 2010 is as follows:

•	Net sales in the $142 to $147 million range.

•	Comparable store sales decrease of between 1.0% and 4.5% for the quarter.

•	GAAP diluted earnings per common share of between $1.16 and $1.34 per share.

•

Non-GAAP adjusted diluted earnings per common share (before goodwill impairment, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) of between $1.29 and $1.47 per share, versus comparably adjusted non-GAAP diluted earnings per share of $1.21 for the third quarter of fiscal 2009.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both the coming year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable store sales, through continued improvement of both merchandise assortments and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business—streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time.

d.	Continue to close underperforming stores.

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 8

3.	In addition to achieving increased comparable store sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion

b.	Potential growth of our leased department and licensed relationships

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales

d.	Selective new store openings and relocations in the U.S. and Canada

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value, and continue to deleverage our balance sheet.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “We feel very good about our Company’s position and the actions we have taken and are continuing to take to improve the core profitability of our business and generate increased shareholder value, even in the face of a difficult sales environment. We are very proud of what we have accomplished in the past 18 months to significantly improve our operating results, our financial position, and our outlook. At the same time, we are not satisfied or complacent, especially with regard to our sales performance, and we continue to focus on initiatives to drive profitable sales growth, including refinements to our merchandise assortments, adding new collections to help drive sales and publicity, and intensified focus on customer service and customer experience. We are confident in our ability to continue to manage our business through this challenging consumer environment and to continue to drive near term improvements while also making progress towards our longer term goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s second quarter fiscal 2010 earnings and future financial guidance. You can participate in this conference call by calling (866) 356-4441. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “54192326.” In the event that you are unable to participate in the call, a replay will be available through Tuesday, May 11, 2010 by calling (888) 286-8010. The passcode for the replay is “88558690.”

-More-

DESTINATION MATERNITY REPORTS SECOND QUARTER FISCAL 2010 RESULTS	Page 9

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of March 31, 2010, Destination Maternity operates 1,688 retail locations, including 709 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has entered into exclusive store franchise and product supply relationships in India and in the Middle East.

***

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable store sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, anticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

-More-

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Second Quarter Ended		Six Months Ended
	3/31/10	3/31/09	3/31/10	3/31/09

Net sales	$131,130	$130,082	$264,901	$264,894
Cost of goods sold	59,742	60,227	121,819	127,184

Gross profit	71,388	69,855	143,082	137,710
Gross margin	54.4%	53.7%	54.0%	52.0%
Selling, general and administrative expenses (SG&A)	63,782	66,019	127,715	132,009
SG&A expenses as a percentage of net sales	48.6%	50.8%	48.2%	49.8%
Store closing, asset impairment and asset disposal expenses	920	164	1,608	166
Restructuring and other charges	1,478	—	5,255	171
Goodwill impairment expense(1)	—	3,389	—	50,389

Operating income (loss)	5,208	283	8,504	(45,025)
Interest expense, net	851	1,162	1,806	2,556
Loss on extinguishment of debt	—	—	30	66

Income (loss) before income taxes	4,357	(879)	6,668	(47,647)
Income tax provision	1,724	1,036	2,779	1,183

Net income (loss)	$2,633	$(1,915)	$3,889	$(48,830)

Net income (loss) per share – basic	$0.43	$(0.32)	$0.64	$(8.17)

Average shares outstanding – basic	6,115	5,994	6,082	5,980

Net income (loss) per share – diluted	$0.42	$(0.32)	$0.62	$(8.17)

Average shares outstanding – diluted	6,304	5,994	6,263	5,980

Supplemental information:
Net income (loss), as reported	$2,633	$(1,915)	$3,889	$(48,830)
Add: goodwill impairment expense, net of tax	—	3,389	—	50,389

Adjusted net income, before goodwill impairment expense	2,633	1,474	3,889	1,559
Add: restructuring and other charges, net of tax	902	—	3,206	107
Add: stock compensation expense, net of tax	310	306	579	682
Add: loss on extinguishment of debt, net of tax	—	—	18	42

Adjusted net income, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$3,845	$1,780	$7,692	$2,390

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations (Continued)

(in thousands, except percentages and per share data)

(unaudited)

	Second Quarter Ended		Six Months Ended
	3/31/10	3/31/09	3/31/10	3/31/09

Adjusted net income per share – diluted, before goodwill impairment expense(2)	$0.42	$0.25	$0.62	$0.26

Adjusted net income per share – diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(2)	$0.61	$0.30	$1.23	$0.40

(1)	Reflects the non-cash goodwill impairment charges related to the write-down of goodwill during the second quarter and six months ended March 31, 2009.
(2)	Adjusted net income per share – diluted for the second quarter and six months ended March 31, 2009 are based on 5,997 and 5,990 average diluted shares outstanding, respectively.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2010	September 30, 2009	March 31, 2009

Cash and cash equivalents	$16,299	$20,626	$17,422
Inventories	77,064	78,872	79,842
Property, plant and equipment, net	60,949	62,852	65,095
Line of credit borrowings	—	—	—
Total debt	50,868	57,409	68,107
Net debt(1)	34,569	36,783	50,685
Stockholders’ equity	55,639	49,800	40,265

(1)	Net debt represents total debt minus cash and cash equivalents and short-term investments.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Operating Income (Loss) to Adjusted EBITDA(1)

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income (Loss) Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

(in thousands, except percentages)

(unaudited)

	Second Quarter Ended		Six months Ended
	3/31/10	3/31/09	3/31/10	3/31/09

Operating income (loss)	$5,208	$283	$8,504	$(45,025)
Add: depreciation and amortization expense	3,239	3,787	6,680	7,731
Add: loss on impairment of long-lived assets	559	200	1,234	363
Add: goodwill impairment expense	—	3,389	—	50,389
Add: loss (gain) on disposal of assets	119	144	122	(141)
Add: stock compensation expense	508	489	949	1,089

Adjusted EBITDA(1)	9,633	8,292	17,489	14,406
Add: restructuring and other charges(2)	1,478	—	5,255	43

Adjusted EBITDA before restructuring and other charges	$11,111	$8,292	$22,744	$14,449

Net sales	$131,130	$130,082	$264,901	$264,894

Operating income (loss) margin (operating income (loss) as a percentage of net sales)	4.0%	0.2%	3.2%	(17.0)%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	7.3%	6.4%	6.6%	5.4%
Adjusted EBITDA margin before restructuring and other charges (adjusted EBITDA before restructuring and other charges as a percentage of net sales)	8.5%	6.4%	8.6%	5.5%

(1)	Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock compensation expense.
(2)	Excludes accelerated depreciation expense of $128 for the six months ended March 31, 2009 included in depreciation and amortization expense above.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Consolidated Statement of Operations

For the Twelve Months Ended March 31, 2010

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$531,258
Cost of goods sold	243,111

Gross profit	288,147
Gross margin	54.2%
Selling, general and administrative expenses (SG&A)	255,258
SG&A expenses as a percentage of net sales	48.0%
Store closing, asset impairment and asset disposal expenses	1,978
Restructuring and other charges	6,641

Operating income	24,270
Interest expense, net	3,970
Loss on extinguishment of debt	87

Income before income taxes	20,213
Income tax provision	8,176

Net income	$12,037

Net income per share – basic	$1.99

Average shares outstanding – basic	6,043

Net income per share – diluted	$1.94

Average shares outstanding – diluted	6,204

Supplemental information:
Net income, as reported	$12,037
Add: restructuring and other charges, net of tax	4,058
Add: stock compensation expense, net of tax	1,161
Add: loss on extinguishment of debt, net of tax	53

Adjusted net income, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$17,309

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$2.79

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Operating Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

For the Twelve Months Ended March 31, 2010

(in thousands, except percentages)

(unaudited)

Operating income	$24,270
Add: depreciation and amortization expense	13,931
Add: loss on impairment of long-lived assets	1,538
Add: loss on disposal of assets	215
Add: stock compensation expense	1,892

Adjusted EBITDA	41,846
Add: restructuring and other charges	6,641

Adjusted EBITDA before restructuring and other charges	$48,487

Net sales	$531,258

Operating income margin	4.6%
Adjusted EBITDA margin	7.9%
Adjusted EBITDA margin before restructuring and other charges	9.1%

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income (Loss) Per Share - Diluted

to Adjusted Net Income Per Share – Diluted,

Before Goodwill Impairment Expense, Restructuring and Other Charges,

Stock Compensation Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending 9/30/10	Actual for the Year Ended 9/30/09

Net income (loss) per share - diluted(1)	$2.15 to 2.50	$(6.79)
Add: per share effect of goodwill impairment expense	—	8.39

Adjusted net income per share - diluted, before goodwill impairment expense(1) (2)	2.15 to 2.50	1.60
Add: per share effect of restructuring and other charges	0.57	0.16
Add: per share effect of stock compensation expense	0.20	0.21
Add: per share effect of loss on extinguishment of debt	0.01	0.01

Adjusted net income per share - diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(1) (2)	$2.93 to 3.28	$1.98

(1)	Projected net income per share – diluted and projected adjusted net income per share – diluted for the year ending September 30, 2010 are based on 6,357,000 projected average diluted shares outstanding.
(2)	Adjusted net income per share – diluted for the year ended September 30, 2009 is based on 6,067,000 average diluted shares outstanding.

	Projected for the Third Quarter Ending 6/30/10(1)	Actual for the Third Quarter Ended 6/30/09

Net income per share - diluted(2)	$1.16 to 1.34	$1.12
Add: per share effect of goodwill impairment expense	—	—

Adjusted net income per share - diluted, before goodwill impairment expense(2) (3)	1.16 to 1.34	1.12
Add: per share effect of restructuring and other charges	0.07	0.04
Add: per share effect of stock compensation expense	0.05	0.05
Add: per share effect of loss on extinguishment of debt	—	—

Adjusted net income per share - diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt(2) (3)	$1.29 to 1.47	$1.21

(1)	Components do not add to total due to rounding.
(2)	Projected net income per share – diluted and projected adjusted net income per share – diluted for the third quarter ending June 30, 2010 are based on 6,385,000 projected average diluted shares outstanding.
(3)	Adjusted net income per share – diluted for the third quarter ended June 30, 2009 is based on 6,066,000 average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges

(in millions, unaudited)

	Projected for the Year Ending 9/30/10(1)	Actual for the Year Ended 9/30/09(1)

Operating income (loss)	$26.1 to 29.8	$(29.3)
Add: depreciation and amortization expense	13.2	15.0
Add: loss on impairment of long-lived assets and loss on disposal of assets	2.6	0.6
Add: goodwill impairment expense	—	50.4
Add: stock compensation expense	2.0	2.0

Adjusted EBITDA	44.0 to 47.6	38.8
Add: restructuring and other charges(2)	6.0	1.4

Adjusted EBITDA before restructuring and other charges	$50.0 to 53.6	$40.2

(1)	Components do not add to total due to rounding.
(2)	Excludes accelerated depreciation expense of $0.1 for the fiscal year ended September 30, 2009 included in depreciation and amortization expense above.

#                    #                     #